Exhibit 10.29




         WARRANT AGREEMENT dated as of April 24, 2000 (the "Agreement") between netcruise.com, inc., a New Jersey corporation (the "Company"), whose principal place of business is 2401 Morris Avenue, Union, NJ 07083 and Brian Shuster ("Shuster"), with his principal place of business at 1990 Westwood Boulevard, Suite P, Los Angeles, CA 90025 (the "Holder").
                                                W I T N E S S E T H:
                                                - - - - - - - - - -

         WHEREAS, the Company proposes to issue to the Holder warrants (the "Series V Warrant") to purchase up to an aggregate of 100,000 shares of the Company's common stock, $.0001 par value, (the "Common Stock").

         NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Grant. The Company hereby agrees to issue to the Holder the warrants described in Section 1.1 below.

          1.1 Series V Warrant. The Series V Warrant grants to the Holder the right to purchase, at any time from April 24, 2000 until 5:00 P.M., New York time, on April 23, 2005, up to an aggregate of 100,000 shares (subject to adjustment as provided in Section 8 hereof) of Common Stock (the "Shares") at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $1.00 per share subject to the terms and conditions of this Agreement. Except as set forth herein, the shares issuable upon exercise of the Series V Warrant are in all respects identical to the shares of Common Stock held by all of the Company's other shareholders.

         2. Warrant Certificate. The warrant certificate (the "Warrant Certificate") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         3. Exercise of Warrant. The purchase rights represented by the Warrant Certificate are exercisable from time to time at the option of the Holder in whole or part (but not as to fractional shares of the Common Stock). In the case of the purchase of less than all Common Stock purchasable under a Warrant Certificate, the Company shall cancel that Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Common Stock purchasable thereunder. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined in Section 6) for the Common Stock purchased at the Company's principal offices (presently located at 2401 Morris Avenue, Union, NJ 07083) the Holder shall be entitled to receive a certificate or certificate for the shares of Common Stock so purchased.

          3.1 Method of Exercise. Payment of the Exercise Price shall at the option of the Holder be by any one or more of the following three methods:

          (a) by payment to the Company of the Exercise Price in cash by delivery to the Company of an electronic transfer or certified or official bank check in good funds;

                  (b) by surrender to the Company of the number of shares of Common Stock held of record by the Holder which, when valued at the Market Price (as hereinafter defined in Section 3.2), have an aggregate value equal to the Exercise Price for the Shares to be issued upon exercise of the Series V Warrant; or
                  (c) by delivering to the Company written instructions signed by the Holder to issue that number of Shares issuable upon the exercise of a Series V Warrant determined by multiplying the number of Shares in respect of which the Series V Warrant is being exercised by a fraction, the numerator of which shall be the Exercise Price on the date of exercise and the denominator of which shall be the Market Price on the date of exercise.

          3.2 Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be the price of the Common Stock determined as follows:

                  (a) If the Common Stock is listed, or admitted to unlisted trading privileges on the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX"), or is traded on the Nasdaq National Market System ("NSM"), the Market Price shall be the closing sale price of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Series V Warrant on whichever of such exchanges or NSM had the highest average daily trading volume for the Common Stock on such day; or


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                  (b) If the Common  Stock is not listed or admitted to unlisted trading privileges, on either the NYSE or the AMEX and is not traded on NSM, but is quoted or reported on Nasdaq, the Market Price shall be the closing price (or the last sale price, if then reported by Nasdaq) of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Series V Warrant as quoted or reported on Nasdaq; or
                  (c) If the Common Stock is not listed, or admitted to unlisted trading privileges, on either of the NYSE or the AMEX, and is not traded on NSM or quoted or reported on Nasdaq, but is listed or admitted to unlisted trading privileges on the Boston Stock Exchange ("BSE") or another national securities exchange (other than the NYSE or the AMEX), the Market Price shall be the closing price of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Series V Warrant on whichever of such exchanges has the highest average daily trading volume for the Common Stock on such day; or
                  (d) If the Common Stock is not listed or admitted to unlisted trading privileges on any national securities exchange, or listed for trading on NSM or quoted or reported on Nasdaq, but is traded in the over-the-counter market, the Market Price shall be the average of the last reported bid and asked prices of the Common Stock reported by the Nasdaq Bulletin Board or the National Quotation Bureau, Inc. on the last business day prior to the date of exercise of the Series V Warrant, whichever is highest; or
                  (e) If the Common Stock is not listed or admitted to unlisted trading privileges on any national securities exchange, or listed for trading on NSM or quoted or reported on Nasdaq, and bid and asked prices of the Common Stock are not reported by the Nasdaq Bulletin Board or National Quotation Bureau, Inc., the Market Price shall be the book value thereof as of the end of the most recently completed fiscal quarter of the Company ending prior to the date of exercise, determined in accordance with generally acceptable accounting principles, consistently applied.

         4. Issuance of Certificate. Upon the exercise of a Series V Warrant, the issuance of certificate for shares of Common Stock shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificate shall (subject to the provisions of Section 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
         The Warrant Certificate and the certificate representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. The Warrant Certificate shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         5.  Restriction  On  Transfer  of  Warrants.  The  Holder  of a Warrant
Certificate, by acceptance thereof, covenants and agrees that the Series V Warrant is being acquired as an investment and not with a view to the distribution thereof. The Series V Warrant and the securities issuable upon exercise thereof may not be offered or sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") or, to the extent applicable, Rule 144 under such Act (or any similar rule under such Act relating to the disposition of securities), or an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel for the Company, that an exemption from registration under such Act is available.

         6. Initial and Adjusted Exercise Price. Except as otherwise provided in
Section 8 hereof, the "Exercise Price" of the Series V Warrant to purchase Common Stock shall be equal to the initial exercise price set forth in Section
1.1 above, subject to the adjustments which shall result from time to time from in accordance with the provisions of Section 8 hereof.

         7. No Right To Registration. The Holder does not have any right to require that the Company register the Series V Warrant, or the shares of Common Stock underlying the Series V Warrant, under the Act or under any other law, rule or regulation of any jurisdiction.

         8.       Adjustments to Exercise Price and Number of Securities.
         8.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         8.2 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of shares of Common Stock issuable upon the exercise at the adjusted exercise price of the Series V Warrant shall be adjusted to the nearest full amount. The adjustment shall be determined by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Series V Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.
         8.3 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Shares in the Certificate of Incorporation of the Company as amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock.
         8.4 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of the Series V Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Series V Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Series V Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

          8.5 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

          (a) upon the issuance or sale of a Series V Warrant or the shares of Common Stock issuable upon the exercise of a Series V Warrant;

                  (b) the issuance of any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or

                  (b) if the  amount of said  adjustment  shall be less than two
(2) cents per share of Common Stock, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two (2) cents per share of Common Stock.

         9. Exchange and Replacement of Warrant Certificate. The Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Common Stock in such denominations as shall be designed by the Holder thereof at the time of such surrender.
         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of a Series V Warrant, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.
         10. Elimination of Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of a Series V Warrant. Warrants may only be exercised in such multiples as are required to permit the issuance by the Company of one or more whole shares of Common Stock. If one or more Series V Warrant shall be presented for exercise in full at the same time by the same Holder, the number of whole shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of the Series V Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions provided herein, be issuable on the exercise of any Series V Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to such fraction multiplied by the then Market Price determined as set forth in Section 3.2 above.

         11. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of a Series V Warrant such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of a Series V Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other Securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

         12. Notices to Warrant Holder. Nothing contained in this Agreement shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Series V Warrants and their exercise, any of the following events shall occur:
                  (a) the  Company  shall  take a record  of the  Holder  of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable other than in cash, or a cash dividend or distribution; or
                  (b) the  Company  shall  offer to all the Holder of its Common
Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or
                  (c) a merger or  consolidation,  dissolution,  liquidation  or winding up of the Company, or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least thirty (30) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer book, as the case may be.

         13.      Notice.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

          (a) If to the registered Holder of a Series V Warrant, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holder.

          14. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns hereunder.

          15. Termination. This Agreement shall terminate at the close of business on April 23, 2005.


         16. Governing Law; Legal Expenses. This Agreement and the Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.
          The Company and the Holder agree that the prevailing party in any action or proceeding filed in connection with this Agreement shall be entitled to recover from the other party all of its costs and expenses relating to such action or proceeding and incurred in connection with the preparation therefor, including but not limited to reasonable legal fees.

          17. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

          18. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

          19. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         20. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and the Holder.

          21. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                      netcruise.com, inc.


                    By:      /s/_______________________________
                             Name: Lawrence E. Burk
                         Title: Chief Executive Officer




                       /s/_______________________________
                                 Brian Shuster

                                    EXHIBIT A

                                       [FORM OF SERIES V WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                                              EXERCISABLE ON OR BEFORE
                                      5:00 P.M., NEW YORK TIME, April 23, 2005

No. V-1                                    Series V Warrants to Purchase
                                      100,000 Shares of Common Stock

                                            SERIES V WARRANT CERTIFICATE

         This Warrant Certificate certifies that Brian Shuster, or registered assigns, is the registered holder of One Hundred Thousand (100,000) Warrants to purchase initially, at any time from April 24, 2000 until 5:00 p.m. New York time on April 23, 2005 ("Expiration Date"), up to One Hundred Thousand (100,000) fully-paid and non-assessable shares of common stock, $.0001 par value ("Common Stock") of netcruise.com, inc., a New Jersey corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), equal to $1.00 per share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of April 24, 2000 between the Company and Brian Shuster (the "Warrant Agreement"). Payment of the Exercise Price shall be made in accordance with the provisions of
Section 3.1 of the Warrant Agreement.

         No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holder (the word "holder" meaning the registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificate shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants.

         The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of April 24, 2000

Attest:                                     netcruise.com, inc.

_/s/ John H. Wasko                    By:      /s/ Lawrence E. Burk
 -----------------                            --------------------
Name:    John H. Wasko                  Name:    Lawrence E. Burk
Title:   Secretary                       Title:   Chief Executive Officer

                                                [FORM OF ASSIGNMENT]



                               (To  be executed by the registered holder if such
                                    holder   desires  to  transfer  the  Warrant
                                    Certificate.)



           FOR VALUE RECEIVED,                hereby sells, assigns and unto
                               --------------------------------------------


                                    (Please print name and address of transferee


this Warrant Certificate, together with all right, title and interest therein, and does hereby reasonably constitute and appoint ___________________________, as Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Date:
Signature:
                                                              (Signature    must
                                                                conform  in  all
                                                                respects to name
                                                                of   holder   as
                                                                specified on the
                                                                face    of   the
                                                                Warrant
                                                                Certificate.)




          (Insert Social Security or Other Identifying Number of Assignee)

                                           [FORM OF ELECTION TO PURCHASE]


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

                               Shares
                                Series V Warrants

          and herewith tenders payment for such securities, in accordance with the provisions of Section 3.1 of the Warrant Agreement dated April 24, 2000 between the undersigned and netcruise.com, inc., in the amount of $__________. The undersigned requests that a certificate for such securities be registered in the name of whose address is and that such
          Certificate       be       delivered       to      whose       address
          ----------------------------------------------           is          .
          ------------------------------------------------


          Signature (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



          (Insert Social Security or Other Identifying Number of Holder)